                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              JABIL CIRCUIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               JABIL CIRCUIT, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 28, 1999

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jabil Circuit, Inc., a Delaware corporation (the "Company"), will be held on Thursday, January 28, 1999 at 10:00 a.m., local time, in the Sunset Ballroom at the Vinoy Country Club located at 600 Snell Isle Boulevard, St. Petersburg, Florida 33704 for the following purposes:

                  1. To elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified.

                  2. To approve an amendment to the Jabil Circuit, Inc. 1992 Stock Option Plan (the "Option Plan") to (i) provide annual limits on the number of shares of the Company's Common Stock subject to stock options that may be granted to each employee of the Company, and (ii) increase the shares reserved for issuance under the Option Plan from 1,698,520 as of November 5, 1998 to 3,198,520 shares.

                  3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Jabil Common Stock from 60,000,000 to 120,000,000 shares.

                  4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending August 31, 1999.

                  5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on December 8, 1998 are entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                    FOR THE BOARD OF DIRECTORS OF
                                    JABIL CIRCUIT, INC.



                                    Robert L. Paver
                                    General Counsel and Secretary


St. Petersburg, Florida
December 21, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               JABIL CIRCUIT, INC.


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 28, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of Jabil Circuit, Inc., a Delaware corporation ("Jabil" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 28, 1999 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Sunset Ballroom at the Vinoy Country Club located at 600 Snell Isle Boulevard, St. Petersburg, Florida. The Company's principal executive office is located at 10800 Roosevelt Blvd., St. Petersburg, Florida 33716, and its telephone number at that location is (727) 577-9749.


         These proxy solicitation materials were mailed on or about December 21, 1998, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.


RECORD DATE


         Stockholders of record at the close of business on December 8, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 37,304,105 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Other Information--Share Ownership by Principal Stockholders and Management." The closing sales price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on the Record Date was $65.06 per share.


REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as entitled to vote on the subject matter (the "Votes Cast") with respect to such matter.

         While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than August 24, 1999 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.


FISCAL YEAR END

         The Company's fiscal year ends August 31.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES

         A board of seven directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named herein as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

         The names of the Company's nominees for director and certain information about them are set forth below:


Name                                    Age                  Principal Position
----                                  -------   ----------------------------------------------
William D. Morean..................      43     Chief Executive Officer and Chairman of the
                                                Board of the Company

Thomas A. Sansone..................      49     President of the Company and Director

Ronald J. Rapp.....................      46     Executive Vice President, Operations, of the
                                                Company and Director

Lawrence J. Murphy(3)..............      56     Director

Mel S. Lavitt(3)...................      61     Director

Steven A. Raymund(1)(2)............      43     Director

Frank A. Newman(1)(2)..............      50     Director


-------------------
(1)      Member of the Stock Option Committee.

(2)      Member of the Compensation Committee.

(3)      Member of the Audit Committee.

         Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any of the directors and executive officers of the Company.

         WILLIAM D. MOREAN. Mr. Morean has served as Chief Executive Officer and Chairman of the Board since 1988 and as a director since 1978. Mr. Morean joined the Company in 1977 and assumed management of day-to-day operations the following year. Prior to serving as Chief Executive Officer and Chairman of the Board, Mr. Morean served as President and Vice President and held various operating positions with the Company.

         THOMAS A. SANSONE. Mr. Sansone has served as President of the Company since September 1988 and as a director since 1983. Mr. Sansone joined the Company in 1983 as Vice President. Prior to joining Jabil, Mr. Sansone was a practicing attorney.

         RONALD J. RAPP. Mr. Rapp has served as Executive Vice President of Operations since October 1996 and as a director since September 1988. Mr. Rapp joined the Company in 1983 as Controller, was promoted to Treasurer in 1984 and was promoted to Chief Financial Officer in 1988. Prior to joining Jabil, Mr. Rapp was the Corporate Controller for Van Pelt Corporation, a wholesale distributor of steel tubing products. Before joining Van Pelt, Mr. Rapp was a certified public accountant with the accounting firm of Ernst & Ernst.

         LAWRENCE J. MURPHY. Mr. Murphy has served as a director of the Company since September 1989. Since September 1997, Mr. Murphy has also served as an independent consultant to the Company. From March 1992 until September 1997, Mr. Murphy served as a director of Core Industries, Inc., a diversified conglomerate, where he held various executive level positions since 1981, including the position of Executive Vice President and Secretary from September 1990 to September 1997. Prior to joining Core Industries, Inc., Mr. Murphy was a practicing attorney at the law firm of Bassey, Selesko, Couzens & Murphy, P.C. and a certified public accountant with the accounting firm of Deloitte & Touche.

         MEL S. LAVITT. Mr. Lavitt has served as a director of the Company since September 1991. Mr. Lavitt has been a Managing Director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992. From June 1987 until August 1992, Mr. Lavitt was President of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc.

         STEVEN A. RAYMUND. Mr. Raymund has served as a director of the Company since January 1996. Mr. Raymund began his career at Tech Data Corporation, a distributor of personal computer products, in 1981 as Operations Manager. He became Chief Operating Officer in 1984 and was promoted to the position of Chief Executive Officer of Tech Data Corporation in 1986. Since 1991, Mr. Raymund has also served as Chairman of the Board of Tech Data Corporation.


         FRANK A. NEWMAN. Mr. Newman has served as a director of the Company since January 1998. Mr. Newman joined Eckerd Corporation, a drug store chain, in June 1993 as President and Chief Operating Officer, was appointed as President and Chief Executive Officer in February 1996 and assumed the additional position of Chairman of the Board in February 1997. From January 1986 until May 1993, Mr. Newman was the President and Chief Executive Officer of F&M Distributors, Inc. Mr. Newman currently is also a director of JoAnn Stores, Inc., Eckerd Corporation and AmSouth Bancorporation.


REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         If a quorum is present and voting, the seven nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of four meetings during the 1998 fiscal year. Each director attended all such meetings, except Lawrence J. Murphy who missed one meeting while attending to other significant Company business. The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee; however, it currently has no nominating committee or other committee performing similar functions.

         The Compensation Committee, which currently consists of Messrs. Raymund and Newman, reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to the Company's executive officers. During fiscal year 1998, the Compensation Committee held one meeting.

         The Stock Option Committee, which currently consists of Messrs. Raymund and Newman, administers the Company's 1992 Stock Option Plan and the 1992 Employee Stock Purchase Plan. During fiscal year 1998, the Stock Option Committee held one meeting.

         The Audit Committee, which currently consists of Messrs. Murphy and Lavitt, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. During fiscal year 1998, the Audit Committee held one meeting.

         During fiscal year 1998, each incumbent director attended all meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

         Non-employee directors receive $5,000 per Board of Directors meeting that they attend. No other director currently receives any cash compensation for attendance at Board of Directors or committee meetings. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, non-employee directors are also eligible to receive stock option grants pursuant to the Company's 1992 Stock Option Plan, as amended. See "Other Information - Compensation Committee Interlocks and Insider Participation" for information regarding compensation payable to Mr. Murphy for certain consulting services.

                                 PROPOSAL NO. 2

             APPROVAL OF AMENDMENTS OF THE JABIL CIRCUIT, INC. 1992
                                STOCK OPTION PLAN

         The Jabil Circuit, Inc. 1992 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in November 1992 and was approved by the stockholders in December 1992. The Option Plan was amended in 1995 and 1996 to increase the size of the Option Plan. As of November 5, 1998, a total of 1,698,520 shares have been reserved for issuance under the Option Plan. The Option Plan provides for the granting to employees (including employee officers and directors) of the Company of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("the Code"), and for the granting of nonstatutory stock options and stock purchase rights to employees and consultants (including non-employee directors) of the Company. The Option Plan also permits the Company to grant stock purchase rights to purchase Common Stock either alone, in addition to, or in tandem with, other awards granted under the Option Plan and/or cash awards made outside of the Option Plan. To date no stock purchase rights have been granted under the Option Plan.

PROPOSAL

         In April 1998 and November 1998, the Board of Directors adopted amendments to the Option Plan, subject to stockholder approval. The amendments to the Option Plan provide (i) for annual limits on the number of shares of Common Stock subject to stock options that may be granted to each optionee (the "Annual Limit Amendment"), and (ii) for an increase in the aggregate number of shares reserved for issuance under the Option Plan from the 1,698,520 shares reserved on November 5, 1998 to 3,198,520 shares (the "Reserved Share Amendment"). As of the date of the approval by the Board of Directors of the Reserve Share Amendment, November 5, 1998, options to purchase a total of 1,489,390 shares were outstanding under the Option Plan, and 209,130 shares remained available for future grants. Since that date, the Stock Option Committee has granted options to purchase an additional 191,655 shares.

         THE ANNUAL LIMIT AMENDMENT. The Board of Directors is submitting the Annual Limit Amendment to the Company's stockholders for approval so that certain awards under the Option Plan may qualify as "performance-based compensation" under Section 162(m) of the Code. Section 162(m) of the Code generally limits to one million dollars the annual corporate federal income tax deduction for compensation paid to the chief executive officer or any of the four other highest paid officers of a publicly-held corporation. The Company intends that stock option grants under the Option Plan will qualify for the performance-based compensation exclusion from this deduction limitation. In order to qualify as performance-based compensation, a stock option grant under the Option Plan must be approved by a committee consisting solely of two or more outside directors. Also, the Option Plan must specify the maximum number of shares of Common Stock with respect to which stock options may be granted to any employee during a specified period of time. In addition, the Company's stockholders must approve the material terms of the Option Plan, including the limitation on the number of shares of Common Stock covered by stock options granted to any employee during a specified period of time. The Annual Limit Amendment to be submitted to the stockholders prohibits during any fiscal year of the Company grants to any employee of stock options covering more than 882,520 shares of Common Stock.

         THE RESERVED SHARE AMENDMENT. The Reserved Share Amendment is proposed in order to give the Board of Directors flexibility to grant stock options under the Option Plan. The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. Moreover, option grants align the interests of the employees with the interests of the stockholders. When the Company performs well, employees are rewarded along with other stockholders. The Company believes that option grants are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Affirmative votes constituting a majority of the Votes Cast will be required to approve the amendments to the Option Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

SUMMARY DESCRIPTION OF OPTION PLAN

         The following description of the principal features and effects of the Option Plan is qualified in its entirety by reference to the text of the Option Plan set forth in Appendix I attached hereto.

         PURPOSE. The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

         ADMINISTRATION. The Option Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which committee is required to be constituted to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable laws. Subject to the other provisions of the Option Plan, the Administrator has the power to determine the terms of any options and stock purchase rights granted, including the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof. The Option Plan is currently administered by the Stock Option Committee of the Board.

         ELIGIBILITY. The Option Plan provides that the Administrator may grant nonstatutory stock options and stock purchase rights to employees and consultants, including non-employee directors. The Administrator may grant incentive stock options only to employees. An optionee who has received a grant of an option or a stock purchase right may, if he is otherwise eligible, receive additional option or stock purchase right grants. With respect to any optionee who owns stock possessing 10% or more of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted to such optionee must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the Option Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares of Common Stock to be subject to each option. In making such determination, the Administrator shall take into account the duties and responsibilities of the employee or consultant, the value of his services, his potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors. The Administrator shall not grant to any employee in any fiscal year of the Company options to purchase more than 882,520 shares of Common Stock.

         TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

                  (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the NYSE, the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the last market trading day prior to the date of determination of such fair market value.

                  (b) Exercise of the Option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

                  (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option is determined by the Administrator and set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock, any combination thereof, or any other legally permissible form of consideration as may be provided in the option agreement.

                  (d) Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his option, but only within such period of time not to exceed 12 months from the date of such termination as is determined by the Administrator (with such determination being made at the time of grant and not exceeding 90 days in the case of an incentive stock option) and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                  (e) Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his option, but only within 12 months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                  (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within 12 months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                  (g) Termination of Options. Excluding options issued to 10% Stockholders, options granted under the Option Plan expire 10 years from the date of grant. No option may be exercised by any person after the expiration of its term.

                  (h) Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

                  (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

                  (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator. Shares covered by options which have terminated and which were not exercised prior to termination will be returned to the Option Plan.

         TERMS AND CONDITIONS OF STOCK PURCHASE RIGHTS. Each grant of stock purchase rights under the Option Plan is evidenced by a restricted stock purchase agreement between the rightholder and the Company and is subject to the following terms and conditions.

                  (a) Rights to Purchase. The Option Plan permits the Company to grant rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards granted under the Option Plan and/or cash awards made outside of the Option Plan. Upon the granting of a stock purchase right under the Option Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the fair market value of the shares as of the date of the offer), and the time within which the offeree must accept such offer, which may not exceed six months from the date upon which the Administrator made the determination to grant the stock purchase right. The offer must be accepted by the execution of a restricted stock purchase agreement between the Company and the offeree.

                  (b) Repurchase Option. Unless the Administrator determines otherwise, the restricted stock purchase agreement grants the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Administrator.

                  (c) Other Provisions. The restricted stock purchase agreement may also contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator in its sole discretion.

                  (d) Rights as a Stockholder. Once the stock purchase right is exercised, the purchaser has all the rights of a stockholder of the Company.

                  (e) Nontransferability of Stock Purchase Rights. A stock purchase right is nontransferable by the rightholder, other than by will or the laws of descent and distribution, and is exercisable during the rightholder's lifetime only by the rightholder. In the event of the rightholder's death, the stock purchase right may be exercised by a person who acquires the right to exercise the stock purchase rights by bequest or inheritance.

                  (f) Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Board of Directors in: (i) the number of shares of Common Stock subject to the Option Plan, (ii) the number and class of shares of Common Stock subject to any option or stock purchase right outstanding under the Option Plan, and (iii) the exercise price of any such outstanding option or stock purchase right. The determination of the Board of Directors as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, all outstanding options and stock purchase rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board may, in the exercise of its sole discretion in such instances, declare that any option and stock purchase right shall terminate as of a date fixed by the Board and give each optionee or rightholder the right to exercise his option or stock purchase right as to all or any part of the optioned or restricted stock, including shares as to which the option or stock purchase right would not otherwise be exercisable.

                  In the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or the acquisition by any person, other than the Company, of 50% or more of the Company's then outstanding securities, each outstanding option and stock purchase right shall be assumed or an equivalent option and stock purchase right shall be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume the then outstanding options or stock purchase rights, the Option Plan provides for the acceleration of the exercisability of all or some outstanding options and stock purchase rights.

                  (g) Amendment and Termination of the Option Plan. The Board may at anytime amend, alter, suspend or terminate the Option Plan. The Company shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Any amendment or termination of the Option Plan shall not affect options or stock purchase rights already granted and such options or stock purchase rights shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee or rightholder and the Company, which agreement must be in writing and signed by the optionee or rightholder and the Company. In any event, the Option Plan shall terminate in November 2002. Any options or stock purchase rights outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

         Pursuant to the Option Plan, the Company may grant either "incentive stock options," as defined in Section 422 of the Code, nonstatutory options or stock purchase rights.

         An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

         All options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she receives a nonstatutory option grant. However, upon exercise of the nonstatutory option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

         Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is usually purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the shares cease to be subject to substantial risk of forfeiture. The shares will generally cease to be subject to a substantial risk of forfeiture when they are no longer subject to the Company's right to repurchase the stock at the original purchase price upon the purchaser's termination of employment with the Company (i.e., as the shares "vest"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date of vesting. However, a purchaser may accelerate to the date of purchase his recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income. Different rules may apply in the case of corporate insiders.

         The foregoing is only a summary of the effect of federal income taxation upon the optionee or rightholder and the Company with respect to the grant and exercise of options and stock purchase rights under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL NO. 3

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION


           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

         The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock consisting of 60,000,000 shares of Common Stock, $0.001 par value per share, and 1,000,000 shares of Preferred Stock, $0.001 par value per share. In November 1998, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 120,000,000 shares. The stockholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, the first paragraph of the Article numbered "Fourth" of the Certificate would be amended to read as follows:

                  "This corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred") and Common Stock ("Common"). The total number of shares of Preferred this corporation shall have authority to issue shall be 1,000,000, $0.001 par value, and the total number of shares of Common which this corporation shall have the authority to issue shall be 120,000,000, $0.001 par value."


         The Company currently has 60,000,000 authorized shares of Common Stock. Of this authorized number, 37,304,105 shares were issued and outstanding as of the Record Date. In addition, as of November 5, 1998, a total of 1,698,520 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding options under the Option Plan and 353,467 shares were reserved for issuance under the 1992 Employee Stock Purchase Plan.


PURPOSE AND EFFECT OF THE AMENDMENT

         The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers or directors or to pursue other matters. The Board of Directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common stock, except as may be required by applicable law.

         The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

POTENTIAL ANTI-TAKEOVER EFFECT

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.

         The Company is not presently aware of any pending or proposed transaction involving a change in control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS


         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to the Company's Certificate of Incorporation. Both abstentions and broker non-votes will have the same effect as votes against this proposal.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

                                 PROPOSAL NO. 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected KPMG Peat Marwick LLP to audit the financial statements of the Company for the fiscal year ending August 31, 1999. KPMG Peat Marwick LLP (or its predecessor firm) has audited the Company's financial statements since the fiscal year ended August 31, 1984. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Ratification of the appointment of the Company's independent auditors requires the affirmative vote of a majority of the Votes Cast. In the event that the stockholders do not approve the selection of KPMG Peat Marwick LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.

                                OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT


         The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by: (i) each of the Company's directors and nominees for director; (ii) each of the Named Officers listed in the Summary Compensation Table below; (iii) all current directors and executive officers of the Company as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 37,304,105 shares of the Company's Common Stock were issued and outstanding as of the Record Date.



                                                                  Number of      Percent of
Directors, Named Officers and Principal Stockholders                Shares          Total
----------------------------------------------------              ----------     ----------
Principal Stockholders:
William D. Morean(1)(2)......................................     13,056,000         35.0%
  c/o Jabil Circuit, Inc.
  10800 Roosevelt Blvd.
  St. Petersburg, Florida 33716
Audrey M. Petersen(1)(3).....................................      8,029,165         21.5%
  c/o Jabil Circuit, Inc.
  10800 Roosevelt Blvd.
  St. Petersburg, Florida 33716
Thomas A. Sansone(4).........................................      2,263,900          5.9%
  c/o Jabil Circuit, Inc.
  10800 Roosevelt Blvd.
  St. Petersburg, Florida 33716

Directors(5):
Ronald J. Rapp...............................................         10,000            *
Lawrence J. Murphy(6)........................................         55,333            *
Mel S. Lavitt(7).............................................         62,000            *
Steven A. Raymund(8).........................................         14,400            *
Frank A. Newman(9)...........................................          2,400            *

Named Officers(5)(10):
Wesley B. Edwards(11)........................................         77,079            *
Timothy L. Main..............................................         62,807            *
All current directors and executive officers as a group
  (22 persons)(12)...........................................     15,824,000         40.7%
                                                                  ----------



-------------------

*        Less than one percent.

(1) Includes 6,380,500 shares held by the William E. Morean Residual Trust, as to which Mr. Morean and Ms. Audrey Petersen (Mr. Morean's mother) share voting and dispositive power as members of the Management Committee created under the Trust. Ms. Petersen is also a co-trustee of the Trust.

(2) Includes (i) 6,575,500 shares held of record by Cheyenne Holdings Limited Partnership, a Nevada limited partnership, of which Morean Management Company is the sole general partner, as to which Mr. Morean has sole voting and dispositive power, and (ii) 100,000 shares held of record by Eagle's Wing Foundation, a private charitable foundation of which Mr. Morean is a director and with respect to which Mr. Morean may be deemed to have shared voting and dispositive power.

(3) Includes (i) 1,548,665 shares held by Morean Limited Partnership, a North Carolina limited partnership, of which Morean-Petersen, Inc. is the sole general partner, as to which Ms. Petersen has shared voting and dispositive power; Ms. Petersen is the President of Morean-Petersen, Inc., and (ii) 100,000 shares held by the Audrey Petersen Revocable Trust.

(4) Includes (i) 790,000 shares held by TASAN Limited Partnership, a Nevada limited partnership, of which TAS Management, Inc. is the sole general partner, as to which Mr. Sansone has sole voting and dispositive power; Mr.

         Sansone is President of TAS Management, Inc.; (ii) 191,000 shares held by Life's Requite, Inc., a private charitable foundation of which Mr. Sansone is a director and as to which Mr. Sansone may be deemed to have shared voting and dispositive power, and (iii) 1,280,400 shares subject to options held by Mr. Sansone that are exercisable within 60 days of the Record Date.

(5) Messrs. Morean and Sansone are Directors and Named Officers of the Company in addition to being Principal Stockholders.

(6) Includes 51,333 shares subject to options held by Mr. Murphy that are exercisable within 60 days of the Record Date.

(7) Represents shares subject to options held by Mr. Lavitt that are exercisable within 60 days of the Record Date.

(8) Represents shares subject to options held by Mr. Raymund that are exercisable within 60 days of the Record Date.

(9) Represents shares subject to options held by Mr. Newman that are exercisable within 60 days of the Record Date.

(10) Mr. Rapp is a Named Officer of the Company in addition to being a director.

(11) Includes 74,000 shares subject to options held by Mr. Edwards that are exercisable within 60 days of the Record Date.

(12) Includes 1,578,328 shares subject to options held by 10 executive officers and four non-employee directors that are exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.


         Based solely on its review of the copies of such forms received by the Company from certain reporting persons, the Company believes that, during the fiscal year ended August 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except with respect to the following officers and directors. Mr. Frank A. Newman did not timely file his Form 3. The number of required Form 4s that were not timely filed by Messrs. Scott D. Brown, William D. Morean, Paul Bittner, and Randon Haight and the number of transactions that were reported late are shown in parentheses after their names: Brown (1,4), Bittner (1,1), Haight (2,5), and Morean (1,5). Messrs. Brown's and Morean's transactions were reported on Form 4s, and Messrs. Haight's and Bittner's transactions were reported on Form 5s.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee was formed in November 1992 and is currently composed of Messrs. Newman and Raymund. No member of the Compensation Committee is currently or was formerly an officer or an employee of the Company or its subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table shows, as to (i) the Chief Executive Officer, and
(ii) each of the four other most highly compensated executive officers (a) whose salary plus bonus exceeded $100,000 during the last fiscal year, and (b) who served as executive officers at fiscal year end, in addition to any individuals who were not serving as executive officers at fiscal year end but who, if they had been, would have been included among the four most highly compensated executive officers (collectively the "Named Officers"), information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended August 31, 1998:

                                                               ANNUAL COMPENSATION(1)
                                              FISCAL        ------------------------------             ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR         SALARY($)             BONUS($)        COMPENSATION($)(2)
---------------------------                   ------        ---------             --------        ------------------
William D. Morean.........................     1998         $369,231              $300,000             $ 49,532
  Chairman of the Board and                    1997          284,616               340,736               62,299
  Chief Executive Officer                      1996          200,000               400,000                7,808

Thomas A. Sansone.........................     1998          369,231               300,000               41,206
 President                                     1997          284,616               217,054               62,269
                                               1996          200,000               400,000                7,808

Ronald J. Rapp............................     1998          234,616               150,000               33,831
  Executive Vice President,                    1997          189,231               150,364               30,528
  Operations                                   1996          130,000               121,015                6,021

Timothy L. Main...........................     1998          234,616               100,000               29,294
  Senior Vice President,                       1997          189,000               125,000               26,489
  Business Development                         1996          135,000               123,340                8,665

Wesley B. Edwards.........................     1998          184,616               100,000               28,845
  Senior Vice President,                       1997          145,385               130,242               20,479
  Operations                                   1996          120,462                89,946                6,135


-----------------------

(1) Compensation deferred at the election of executive is included in the year earned.

(2) Represents payments pursuant to the Company's Profit Sharing Plan. The Board of Directors determines the aggregate amount of payments under the plan based on quarterly financial results. The actual amount paid to individual participants is based on the participant's salary and bonus actually paid (not necessarily earned) during such quarter.

         During the last three fiscal years, the Company has not provided to the Named Officers any compensation disclosable as "Other Annual Compensation" (except for perquisites that, for any Named Officer, were less than the lesser of $50,000 or 10% of such Named Officer's total salary and bonus), nor has it granted any restricted stock awards or options to Named Officers. The Company does not have any long-term incentive plans within the meaning of SEC rules.

OPTION GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options or stock appreciation rights made during the fiscal year ended August 31, 1998 to any of the Named Officers.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information concerning the exercise of options during the fiscal year ended August 31, 1998, and the aggregate value of unexercised options at August 31, 1998, for each of the Named Officers. The Company does not have any outstanding stock appreciation rights.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                             Number of Securities
                                                            Underlying Unexercised          Value of Unexercised
                                                                 Options at                In-The-Money Options at
                                                               August 31, 1998(#)           August 31, 1998($)(1)
                                                         ----------------------------   ----------------------------
                              Shares
                            Acquired on      Value
Name                        Exercise(#)  Realized($)(1)  Exercisable    Unexercisable   Exercisable    Unexercisable
----                        -----------  --------------  -----------    -------------   -----------    -------------
William D. Morean........         --               --            --             --               --              --
Thomas A. Sansone........         --               --     1,280,400             --      $28,975,452              --
Ronald J. Rapp...........         --               --            --             --               --              --
Timothy L. Main..........     62,480      $ 1,413,922            --             --               --              --
Wesley B. Edwards........         --               --        63,280         10,720      $ 1,320,654     $   223,726


-------------------

(1) The closing price for Jabil's common stock as reported through the NYSE on August 31, 1998 was $23.50. Value is calculated on the basis of the difference between the option exercise price and $23.50 multiplied by the number of shares of Common Stock to which the exercise relates.




                              CERTAIN TRANSACTIONS

         C.E. Unterberg, Towbin (or its predecessors) has performed certain investment banking services for the Company in the past and may be asked to perform investment banking services for the Company in the future. Mel S. Lavitt, a director of the Company, is a Managing Director of C.E. Unterberg, Towbin.

         Mr. Murphy is currently working for the Company as a consultant on a part-time basis. In exchange for providing the Company with consulting services, Mr. Murphy received $150,000 during fiscal year 1998, and was granted an option during fiscal year 1998 to purchase 10,000 shares of the Company's Common Stock.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         THE COMMITTEE'S RESPONSIBILITIES: The Compensation Committee of the Board (the "Committee") has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside directors. Reports of the Committee's actions are presented to the full Board. The purpose of this report is to summarize the philosophical principals, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the compensation of the Company's executive officers.

         COMPENSATION PHILOSOPHY: The Committee has approved principals for the management compensation program which:

         - encourage the development and the achievement of strategic objectives that enhance long-term stockholder value,

         - attract, retain and motivate key personnel who contribute to long-term success of the Company, and

         - provide a compensation package that recognizes individual contributions and Company performance.

         COMPENSATION METHODOLOGY: Jabil strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Each year the Committee reviews market data and assesses Jabil's competitive position for three components of executive compensation: (1) base salary, (2) annual incentives, and (3) long-term incentives. To assist in benchmarking the competitiveness of its compensation programs, Jabil uses William M. Mercer Incorporated ("Mercer"), a nationally recognized executive compensation firm. Mercer utilizes a number of national compensation surveys and provide databases for companies of similar size to the Company, as well as specific analysis of the compensation information contained in the proxy statements of a number of companies in the same industry as the Company.

         COMPONENTS OF COMPENSATION:


         - BASE SALARY. Base salary is intended to be competitive with the salaries of comparable executives at technology companies of similar size and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. The Committee believes that the Company's compensation of executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor. For all executive officer positions, actual base salary levels are currently targeted at average levels of the competition.


         - BONUSES. Bonuses for executive officers are intended to reflect the Company's belief that a portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual's contribution. Bonuses are paid on an annual or quarterly basis and are based on qualitative and subjective factors, including the pre-tax profitability of the Company, business development, operational performance, and other measures of efficiency appropriate to the officer compensated.


         - LONG-TERM INCENTIVES. The Company utilizes stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically by the Stock Option Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the last market trading day prior to the date of determination (determined in accordance with the option plan) and grants made during the last fiscal year vest over a period of 50 months. This approach is designed to create stockholder value over the long-term since the options will provide value to the recipient only when the price of the stock increases above the exercise price.





         CHIEF EXECUTIVE OFFICER AND PRESIDENT COMPENSATION: The base salaries of Messrs. Morean and Sansone were increased to be competitive with the salaries of comparable executives at technology companies of similar size, based on the findings of the Mercer report, and to provide certain increases based upon certain subjective factors and the overall operating performance of the Company during fiscal year 1998. The Compensation Committee also awarded bonuses to Messrs. Morean and Sansone based upon certain subjective factors and the overall operating performance of the Company during fiscal year 1998.

         IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION: In fiscal year 1998, the Company took steps to try and mitigate certain potential impacts with respect to
Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m), with certain exceptions, limits the Company's tax deduction for compensation paid to Named Executives to $1,000,000 per covered executive year. The Company expects no adverse tax consequences under Section 162(m) for fiscal year 1998.

                                    By the Compensation Committee


                                    FRANK A. NEWMAN
                                    STEVEN A. RAYMUND

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

         The Company's Common Stock has been listed on the NYSE since May 5, 1998, prior to which it was quoted on The Nasdaq Stock Market Inc.'s National Market ("Nasdaq"). As a result of the change, the Company is required, under applicable SEC rules, in this year's Proxy Statement, to provide a comparison of the performance of the Common Stock with the market indices of both the NYSE and Nasdaq. Accordingly, the following Performance Graph compares the Company's cumulative total stockholder return on the Common Stock for a five-year period (August 31, 1993 to August 31, 1998) with (i) the NYSE Stock Market Index, (ii) the Nasdaq Stock Market Index and (iii) the Nasdaq Stock Market U.S. Companies Index and the Nasdaq Stock Market - Computer Manufacturers Index. The comparison assumes $100 was invested on August 31, 1993 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):




                        [STOCK PRICE PERFORMANCE GRAPH]


INDEX                                        8/31/93     8/31/94    8/31/95    8/30/96    8/29/97     8/31/98
-----                                        -------     -------    -------    -------    -------     -------
Jabil Circuit, Inc.                           100.0        81.8      163.6      148.5      1,436.4     569.7

NASDAQ Stock Market (US Companies)            100.0       104.1      140.2      158.1        220.5     209.8

NYSE Stock Market (US Companies)              100.0       104.6      124.9      148.0        202.4     211.9

NASDAQ Computer Manufacturers Stock           100.0       104.2      182.9      217.6        345.9     421.7

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

         It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, date, execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                    THE BOARD OF DIRECTORS


St. Petersburg, Florida
December 21, 1998

                                                                      APPENDIX I

                               JABIL CIRCUIT, INC.
                             1992 STOCK OPTION PLAN
                       (AS AMENDED THROUGH NOVEMBER, 1998)


         1. Purposes of the Plan. The purposes of this Stock Option Plan are:

                  - to attract and retain the best available personnel for positions of substantial responsibility,

                  - to provide additional incentive to Employees and Consultants, and

                  -        to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                  (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                  (f) "Common Stock" means the Common Stock, $.001 par value, of the Company.

                  (g) "Company" means Jabil Circuit, Inc., a Delaware corporation.

                  (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, including without limitation non-Employee Directors who are paid only a director's fee by the Company or who are compensated by the Company for their services as non-Employee Directors. In addition, as used herein, "consulting relationship" shall be deemed to include service by a non-Employee Director as such.


                  (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) a change in the status of the Optionee from Employee to Consultant or from Consultant to Employee.


                  (j)      "Director" means a member of the Board.

                  (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)      If the Common Stock is fitted on any
established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii)     If the Common Stock is quoted on the NASDAQ
System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (iii)    In the absence of an established market for
the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (q) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

                  (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (s) "Option" means a stock option granted pursuant to the Plan.

                  (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (u) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

                  (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

                  (w) "Optionee" means an Employee or Consultant who holds an outstanding Option or Stock Purchase Right.

                  (x) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (y)      "Plan" means this 1992 Stock Option Plan.

                  (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

                  (aa) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                  (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (cc) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                  (dd) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

                  (ee) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.


         3.       Stock Subject to the Plan. Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,198,520 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall not become available for future grant under the Plan.


         If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

         4.       Administration of the Plan.

                  (a)      Procedure.

                           (i)      Multiple Administrative Bodies. If permitted
by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.


                           (ii)     Administration With Respect to Directors and
Officers Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to
Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.


                           (iii)    Administration With Respect to Other
Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i)      to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(n) of the Plan;

                           (ii)     to select the Consultants and Employees to
whom Options and Stock Purchase Rights may be granted hereunder;

                           (iii)    to determine whether and to what extent
Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                           (iv)     to determine the number of shares of Common
Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                           (v)      to approve forms of agreement for use under
the Plan;

                           (vi)     to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                           (vii)    to reduce the exercise price of any Option
or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                           (viii)   to construe and interpret the terms of the
Plan;

                           (ix)     to prescribe, amend and rescind rules and
regulations relating to the Plan;

                           (x)      to modify or amend each Option or Stock
Purchase Right (subject to Section 15(c) of the Plan);

                           (xi)     to authorize any person to execute on behalf
of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                           (xii)    to institute an Option Exchange Program;

                           (xiii)   to determine the terms and restrictions
applicable to Options and Stock Purchase Rights and any Restricted Stock, and

                           (xiv)    to make all other determinations deemed
necessary or advisable for administering the Plan.

                  (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

         5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

         6.       Limitations.


                  (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

                           (i)      of Shares subject to an Optionee's incentive
stock options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

                  (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.


                  (c)      The following limitations shall apply to grants of
Options:

                           (i)      No Employee shall be granted, in any fiscal
year of the Company, Options to purchase more than 882,520 Shares.

                           (ii)     The limitation described in (i) above shall
be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13 of the Plan.

                           (iii)    If an Option is canceled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled Option will be counted against the limitation described in (i) above. Furthermore, the reduction of the exercise price of an Option shall be treated as a cancellation of the Option and the grant of a new Option.

         7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

         8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

         9.       Option Exercise Price and Consideration.

                  (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:


                           (i)      In the case of an Incentive Stock Option (A)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.


                           (ii)     In the case of a Nonstatutory Stock Option,
the per Share exercise price shall be determined by the Administrator.

                  (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.


                  (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:


                           (i)      cash;

                           (ii)     check;

                           (iii)    promissory note;


                           (iv)     other Shares which (A) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;


                           (v)      delivery of a properly executed exercise
notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                           (vi)     any combination of the foregoing methods of
payment; or

                           (vii)    such other consideration and method of
payment for the issuance of Shares to the extent permitted by Applicable Laws.

         10.      Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

                           An Option may not be exercised for a fraction of a
Share.

                           An Option shall be deemed exercised when the Company
receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

                           Exercising an Option in any manner shall decrease the
number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Employment or Consulting Relationship. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c) Disability of Optionee. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within 12 months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within 12 months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (e) Buyout Provisions. The Administrator may at any time offer to buy out, for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made. Any such cash offer made to an Officer or Director shall comply with the provisions of Rule 16-3 relating to cash settlement of stock appreciation rights. This provisions is intended only to clarify the powers of the Administrator and shall not in any way be deemed to create any rights on the part of Optionees to buyout offers or payments.

         11.      Stock Purchase Rights.

                  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which the offeree must accept such offer, which shall in no event exceed six months from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.


                  (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.


                  (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                  (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

         12. Non-Transferability of Options and Stock Purchase Rights. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         13. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.


                  (c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.


                  (d) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

                           (i)      Except as otherwise determined by the Board,
in its discretion, prior to the occurrence of a Change in Control, any Options and Stock Purchase Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;


                           (ii)     Except as otherwise determined by the Board,
in its discretion, prior to the occurrence of a Change in Control, all outstanding Options and Stock Purchase Rights, to the extent they are exercisable and vested (including Options and Stock Purchase Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the Exercise Price applicable to such Options or Stock Purchase Rights). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Stock Purchase Right by bequest or inheritance.


                  (e) Definition of "Change in Control". For purposes of this Section 13, a "Change in Control" means the happening of any of the following:

                           (i)      When any "person," as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                           (ii)     The occurrence of a transaction requiring
stockholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

                  (f) Change in Control Price. For purposes of this Section 13, "Change in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

         14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         15.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         16.      Conditions Upon Issuance of Shares.

                  (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         17.      Liability of Company.

                  (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

         18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                                                                     APPENDIX II

                                  DETACH HERE

                                     PROXY


                               JABIL CIRCUIT, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby appoints ROBERT L. PAVER and CHRIS A. LEWIS, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Jabil Circuit, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Circuit, Inc. to be held at The Vinoy Country Club, Sunset Ballroom, 600 Snell Isle Boulevard, St. Petersburg, Florida 33704, on Thursday, January 28, 1999, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.


         PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.


-----------        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

                                   DETACH HERE

      PLEASE MARK
[X]   VOTES AS IN
      THIS EXAMPLE.

      THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


      1.  Election of Directors                                                                   FOR     AGAINST   ABSTAIN

      NOMINEES:  William D. Morean, Thomas A. Sansone,   2.  To approve an amendment to           [ ]       [ ]       [ ]
                 Ronald J. Rapp, Lawrence J. Murphy,         the Jabil Circuit, Inc. 1992
                 Mel S. Lavitt, Steven A. Raymund            Stock Option Plan to (i)
                 and Frank A. Newman                         provide annual limits on the
                                                             number of shares of the
                 FOR             WITHHELD                    Company's Common Stock
           [ ]   ALL        [ ]  FROM ALL                    subject to stock options that
                 NOMINEES        NOMINEES                    may be granted to each
                                                             employee of the Company,
                                                             and (ii) increase the shares
[ ]                                                          reserved for issuance under the
                                                             plan from 1,698,520 as of
--------------------------------------------------           November 5, 1998 to
For all nominees except as noted on the line above           3,198,520 shares.
                                                                                                  FOR     AGAINST   ABSTAIN
                                                         3.  To approve an amendment to           [ ]       [ ]       [ ]
                                                             the Company's Certificate of
                                                             Incorporation to increase the
                                                             number of authorized shares of
                                                             Common Stock from
                                                             60,000,000 to 120,000,000
                                                                                                  FOR     AGAINST   ABSTAIN
                                                         4.  To ratify the selection of           [ ]       [ ]       [ ]
                                                             KPMG Peat Marwick LLP as
                                                             independent auditors for the
                                                             Company

                                                         5.  With discretionary authority on such other matters as may properly come before the Annual Meeting.


                                                   MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING                     [ ]


                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                          [ ]


                                                   The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy.
                                                   Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

                                                   Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:_______________ Date:________ Signature:_______________ Date:_________